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                                                                     EXHIBIT 5.1

January 16, 2002

Visible Genetics Inc.
Suite 1000, Box 333
700 Bay Street
Toronto, Ontario
Canada M5G 1Z6

Gentlemen:

VISIBLE GENETICS INC.
REGISTRATION STATEMENT ON FORM F-3

    We have acted as Canadian counsel to Visible Genetics Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of the Company's Registration Statement on Form F-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of (the "Offering") 2,637,890 common shares (the "Common Shares"), to be sold by the Selling Shareholders. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Registration Statement.

    For the purposes of expressing the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and the by-laws of the Company, each as amended from time to time, and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed relevant or necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

    We are barristers and solicitors qualified to practice law in the Province of Ontario and our opinion expressed below is limited to the laws of such Province and the laws of Canada applicable therein and should not be relied upon, nor is it given, in respect of the laws of any other jurisdiction.

    Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly authorized and are validly issued, fully paid and non-assessable shares of the Company.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. We hereby also consent to the incorporation by reference of this consent into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,
/s/ OSLER, HOSKIN & HARCOURT LLP